Exhibit 99.1

GLOBAL EAGLE ENTERTAINMENT REPORTS STRONG FIRST QUARTER 2015 RESULTS

•	Q1 2015 revenue of $100.3 million and Adjusted EBITDA* of $8.2 million, representing year-over-year growth of 17% and 61%, respectively

•	Record Connectivity segment service revenue of $22.2 million grew 35% year-over-year and Connectivity segment service margin expanded to a record 38%

•	Continued to gain content services market share with key wins at three new airline customers

•	GEE’s AIRCONNECT satellite connectivity system scheduled for factory install on initial launch of Boeing 737 MAX with Southwest Airlines

•	Strong balance sheet with $277.3 million in cash at the end of Q1 2015

LOS ANGELES, CA, May 6, 2015 - Global Eagle Entertainment Inc. (Nasdaq: ENT) (“Global Eagle”, “GEE” or the “Company”), a market-leading media and connectivity provider to the travel industry, today reported strong financial results for the first quarter ended March 31, 2015.

Consolidated revenue for Q1 2015 reached $100.3 million and Adjusted EBITDA* was $8.2 million, representing year-over-year growth of 17% and 61%, respectively. During the quarter, GEE achieved a number of significant accomplishments, including new customer wins, increased margins and new product and technology launches.

“Our Q1 results demonstrate continued strong performance across our business units,” commented Dave Davis, Chief Executive Officer of GEE. “We are seeing solid results in our core Content Services, Connectivity Systems, and Digital Media Solutions groups, highlighted by new content wins at several major airlines, and a strong increase in connectivity services revenue and margins. At the same time, we are gaining traction in Operations Data Solutions with the introduction into service of the AIRPRO workflow management tool.”

“It is important to note that we delivered favorable results while at the same time making investments in our new Global Ku Antenna system, line fit offerability of our connectivity system, IT infrastructure and international field support,” continued Davis.

"We ended Q1 with strong revenue and Adjusted EBITDA* year-over-year growth," said Michael Zemetra, Chief Financial Officer. "We are realizing significant synergies from past acquisitions, while posting growth and margin expansion across our product groups. GEE's balance sheet remains extremely strong and we are well-positioned to continue making growth-orientated investments in 2015."

Financial Results

The table below presents financial results for the three-months ended March 31, 2015 and 2014.

Global Eagle Entertainment, Inc.

 Financial Summary

 (In millions, except per share amounts)

 (Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue:
Content	$71.7	$63.6
Connectivity	28.6	22.4
Total Revenues	$100.3	$86.0
Adjusted EBITDA*	$8.2	$5.1
Net loss	$(3.4)	$(26.1)
Loss per share - basic	$(0.04)	$(0.37)
Loss per share - diluted	$(0.06)	$(0.37)

Capital expenditures for Q1 2015 totaled approximately $2.7 million. The Company finished the first quarter of 2015 with approximately $277.3 million in cash, $69.6 million of convertible debt, excluding $13 million of convertible debt classified as equity, and approximately $2.7 million in other debt.

Segment Results

Content segment revenue grew by $8.1 million, or 13%, to $71.7 million in Q1 2015 versus $63.6 million in Q1 2014, driven by competitive wins with new customers and expanding services with existing customers. Content segment contribution margin improved to 30% in Q1 2015 versus 28% in Q1 2014 largely due to product mix, coupled with an improved cost structure associated with the integration of prior acquisitions.

Connectivity segment revenue grew by $6.2 million, or 28%, to $28.6 million in Q1 2015 versus $22.4 million in Q1 2014, principally due to an overall increase in connected aircraft and passenger Wi-Fi usage. Connectivity service revenue grew to $22.2 million, up 35% versus Q1 2014, due to increased Wi-Fi usage and continued growth in installations. Connectivity service segment contribution margin improved to 38% in Q1 2015 versus 17% in Q1 2014 due to higher take rates and increased service revenue per aircraft, coupled with improved optimization of satellite bandwidth expenses.

Recent Highlights

Key accomplishments since announcing fourth quarter 2014 results include the following:

•	GEE’s AIRCONNECT Satellite Connectivity System Scheduled for Factory Install on Initial Launch of Boeing 737 MAX. Southwest Airlines has chosen GEE's Ku-band AIRCONNECT global satellite connectivity system to be factory installed on its initial orders for the Boeing 737 MAX. First delivery of these airplanes is expected in 2017.
•	Grew Content Services Market Share with Key Wins at Three New Customers and Expanded Services to Existing Customers. GEE continues to grow its content business, winning three new contracts in competitive bids during the quarter.
•	GEE and Air China Launch Live Television Test Flight. This represented the first live inflight television broadcast in China. GEE successfully partnered with Air China using GEE's AIRCONNECT Ku-band connectivity system for Xinhua News Agency's ground-breaking inflight newscast.

•	Revolutionary Global Ku Broadband Antenna System Unveiled. GEE unveiled its revolutionary patented three-axis steering Global Ku Antenna at the Aircraft Interiors Expo in Hamburg, Germany. This antenna, under joint development with QEST, is the first in the market to offer truly global Ku-band connectivity, including coverage on both high latitude and equatorial flight routes. The antenna is compatible with GEE's current certifications and future linefit installations.
•	WISE Wireless Content Solution Deployed with New Customer. BAE Systems launched its IntelliCabin product with Air Vistara, with the delivery of inflight entertainment content enabled by GEE’s WISE software system. GEE’s WISE system provides an end-to-end software and content solution for wireless IFE. In addition, the media content on Air Vistara will be supplied by GEE.
•	Launched Two Important Trials with New Products.
•	The new AIRSIDE product was launched in a trial with a new international customer. AIRSIDE allows pre-flight (ground) download of IFE content to passengers’ mobile devices. The content is unlocked for viewing while inflight or ‘airside’, based on a passenger’s booking PNR code.
•	The AIRPRO operations product began a trial with a North American carrier. AIRPRO is a tablet-based workflow management tool for cabin crews. It provides crews with electronic access to manuals, tools for paperless reporting, airline-to crew messaging, an electronic Passenger Information List, and buy-on-board capabilities.
•	Completed Bandwidth Procurement Agreements for Three High Throughput Satellites (HTS). These agreements are part of a strategic partnership with SES to deliver high speed in-flight connectivity and services to airline passengers around the world.
•	Launched Branded Portfolio of Products and Services. GEE has standardized the branding of its product portfolio under the AIR Series moniker.
•	Signed New Exclusive Content Distribution Agreements. GEE has signed new and exclusive content distribution agreements with Elevation Pictures, Search Engine Films and Infobase, among others.
•	Launched Rovio's Popular Angry Birds to the Airlines. GEE will provide the world's best-known casual mobile gaming franchise, Angry Birds, to airlines as inflight entertainment content.
•	Entered into Multiple New Relationships to Offer Digital Media Services. GEE has launched new digital media programs with Kobo JetBooks and Waterfall and continued to expand on relationships with A Look at Media and Gizmo Media, increasing its digital media offering to airlines.
•	Appointed Steve Hasker from Nielsen N.V. to Board of Directors. Hasker currently serves as Global President at Nielsen N.V., an S&P 500 company that provides global performance management services relating to media viewing and consumer behavior.

Full Year 2015 Guidance

The Company reiterates its guidance for the fiscal year ending December 31, 2015 as follows:

•	Revenue in the range of $415-435 million
•	Adjusted EBITDA* in the range of $45-55 million
•	Capital expenditures in the range of $10-13 million
•	GEE has an installation backlog for its AIRCONNECT satellite connectivity system of 175-200 units, representing approximately 2 years of installation activity.

Conference Call

Global Eagle will host a webcast to discuss its first quarter 2015 results on Wednesday, May 6, 2015 at 5:00 p.m. EDT (2:00 p.m. PDT). The webcast will be available on the investor relations portion of the Company's Web site located at http://investors.geemedia.com/events.cfm. If you cannot listen to the webcast at its scheduled time, there will be a webcast replay archived on the Global Eagle website for 30 days.

About Global Eagle

Global Eagle Entertainment Inc. (Nasdaq: ENT) is a worldwide provider of media content, technology, and connectivity solutions to the travel industry. Through the industry’s most comprehensive product and services platform, Global Eagle Entertainment provides airlines with a wide range of in-flight solutions. These include Wi-Fi, movies, television, music, interactive software, as well as portable IFE solutions, content management services, e-commerce solutions and original content development.  Serving approximately 150 airlines worldwide, Global Eagle Entertainment delivers exceptional quality and value to its customers to help them achieve their passenger experience objectives.  The company’s headquarters are located in Los Angeles, California, with offices and teams located in North America, Asia, the Middle East, Europe, Africa, Oceania and South America.  Find out more at www.geemedia.com

Contact:

Kevin Trosian

Vice President, Corporate Development and Investor Relations

+1 310-740-8624

investor.relations@globaleagleent.com

pr@globaleagleent.com

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, we present Adjusted EBITDA, which is a non-GAAP financial measure, as a measure of our performance. The presentation of Adjusted EBITDA is not intended to be considered in isolation from, or as a substitute for, or superior to, net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flow or liquidity. For more information on this non-GAAP financial measure, please see the table entitled “Reconciliation of Non-GAAP Measure to GAAP MEASURE” at the end of this release.

Adjusted EBITDA is the primary measure used by our management and board of directors to understand and evaluate our financial performance and operating trends, including period to period comparisons, to prepare and approve our annual budget and to develop short and long term operational plans. Additionally, Adjusted EBITDA is the primary measure used by the compensation committee of our board of directors to establish the funding targets for and fund the annual bonus pool for our employees and executives. We believe our presentation of Adjusted EBITDA is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and our management frequently uses it in discussions with investors, commercial bankers, securities analysts and other users of our financial statements.

We define Adjusted EBITDA as net income (loss) attributable to common stockholders before, when applicable, net income (loss) attributable to non-controlling interests, income tax expense (benefit), other income (expense), depreciation and amortization, as further adjusted to eliminate the impact of, when applicable, stock-based compensation, acquisition and realignment costs, restructuring charges, F/X gain (loss) on intercompany loans and any gains or losses on certain asset sales or dispositions. Other income (expense), acquisition and realignment costs and restructuring charges include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition and/or the February 2015 financing activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with our expansion into China that did not generate associated revenue in 2014, (e) legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date, (f) impairment of a portion of certain receivables directly attributable to a customer undergoing economic hardships from trade sanctions imposed by the European Union and the United States on Russia, (g) changes in the fair value of our derivative financial instruments and (h) any restructuring charges in the period pursuant to our integration plan announced on September 23, 2014. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2015 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts, and we are unable to address the probable significance of the unavailable information.

Cautionary Note Concerning Forward-Looking Statements

We make forward-looking statements in this release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our earnings, Adjusted EBITDA, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: our ability to expand our domestic and international business, including our ability to grow our business with current and potential future airline partners and successfully partner with satellite service providers, including Hughes Network Systems and SES S.A.; our ability to grow through acquisitions, and the ability of our management to integrate acquisitions and manage growth profitably; our obligations under the convertible notes that we issued in February 2015, and our ability to successfully use the proceeds therefrom; our management’s ability to recognize changing trends in the systems, services and business model requirements of our current and potential future customers; our ability to sustain historic levels of revenue from our “TV Flies Free” offering on Southwest Airlines and our ability to replicate this model with other airlines; the ability of our content segment to provide unique content curation and delivery services attractive to non-theatrical customers, including the airlines and studios; the outcome of any legal proceedings pending or that may be instituted against us; changes in laws or regulations that apply to us or our industry; our ability to recognize and timely implement future technologies in the content delivery space, including wireless content delivery, and the satellite connectivity space, including Ku-HTS and other competing satellite technologies, system developments and deployments; our ability to deliver end-to-end connectivity network performance sufficient to meet the increasing demands of our airline customers and their passengers; our ability to generate sufficient service revenues to recover costs associated with equipment subsidies and other start-up expenses that we may incur in connection with sales of our connectivity solution; our ability to obtain and maintain regulatory and international authorizations to operate our connectivity service over the airspace of foreign jurisdictions our customers utilize; our ability to timely and cost-effectively identify and license television, audio and media content that airlines and/or passengers demand and will purchase; general economic and technological circumstances in the satellite transponder market, including access to transponder capacity in limited regions and successful launch of replacement transponder capacity where and when applicable; our ability to obtain and maintain licenses for content used on legacy installed in-flight entertainment systems and next generation in-flight entertainment systems; the loss of, or failure to realize benefits from, agreements with our airline partners; the loss of relationships with original equipment manufacturers or dealers; unfavorable economic conditions in the airline industry and economy as a whole, and in particular arising from sanctions against Russia and the instability in the Middle East; the reliance on third-party satellite service providers and equipment and other suppliers, including single source providers and suppliers; the effects of service interruptions or delays, technology failures, material defects or errors in our software or hardware, damage to our network resources, disruption of our content delivery systems or geopolitical restrictions; the limited operating history of our connectivity and in-flight television and media products; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims and costs associated with other legal matters; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our international expansion plans, including managing rapid changes in available competitive technologies and product development of such technologies; fluctuation in our operating results; the demand for in-flight broadband Internet access services and market acceptance for our products and services; and other risks and uncertainties set forth in this release and in our most recent Annual Report on Form 10-K.

Financial Information

The table below presents financial results for the three months ended March 31, 2015 and 2014.

Global Eagle Entertainment Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue	$100,305	$85,968
Operating expenses:
Cost of sales	69,426	65,117
Sales and marketing	3,275	2,835
Product development	7,230	3,922
General and administrative	18,119	17,067
Restructuring charges	302	—
Amortization of intangible assets	5,983	6,419
Total operating expenses	104,335	95,360
Loss from operations	(4,030)	(9,392)
Other income (expense), net:
Interest expense, net	(245)	(161)
Change in fair value of financial instruments	954	(15,538)
Other (expense) income, net	(796)	199
Loss before income taxes	(4,117)	(24,892)
Income tax (benefit) expense	(686)	1,257
Net loss	(3,431)	(26,149)
Net income attributable to non-controlling interests	—	194
Net loss attributable to common stockholders	$(3,431)	$(26,343)
Net loss per share
Basic	$(0.04)	$(0.37)
Diluted	$(0.06)	$(0.37)

Weighted average common shares - basic	76,874	71,978
Weighted average common shares - diluted	78,725	71,978

Global Eagle Entertainment Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2015	December 31, 2014
Assets:
Cash and cash equivalents	$277,290	$197,648
Accounts receivable, net	92,481	85,517
Content library, net	8,704	9,570
Inventories	15,178	13,626
Prepaid and other current assets	21,625	23,549
Property, plant and equipment, net	24,404	23,651
Goodwill	52,756	53,014
Intangible assets	106,580	112,904
Other non-current assets	18,855	14,116
Total assets	$617,873	$533,595
Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$100,998	$99,328
Deferred revenue	19,756	20,149
Derivative warrant liabilities	51,660	52,671
Notes payable and accrued interest	72,324	3,015
Deferred tax liabilities	19,126	23,410
Other liabilities	24,423	22,393
Total liabilities	288,287	220,966

Stockholders’ Equity:
Common stock, treasury stock and additional paid-in capital	635,081	614,459
Subscriptions receivable	(509)	(503)
Accumulated deficit	(304,762)	(301,331)
Accumulated other comprehensive income (loss)	(224)	4
Total stockholders’ equity	329,586	312,629
Total Liabilities and Stockholders’ Equity	$617,873	$533,595

Reconciliations of Non-GAAP Measures to Unaudited Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Adjusted EBITDA:
Net loss attributable to common stockholders	$(3,431)	$(26,343)
Net income attributable to non-controlling interests	—	194
Income tax (benefit) expense	(686)	1,257
Other expense (1)	87	15,876
Depreciation and amortization	8,165	9,394
Stock-based compensation	2,550	2,616
Acquisition and realignment costs (2)	1,176	2,083
Restructuring charges (3)	302	—
Adjusted EBITDA	$8,163	$5,077

(1)	Other expense principally includes the change in fair value of our derivative financial instruments of approximately, interest expense associated with our debt, and certain non-recurring expenses through the third quarter of 2014 associated with our expansion into China that did not generate associated revenue in 2014. Management does not consider these costs to be indicative of our core operating results.
(2)	Acquisition and realignment costs include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition and/or financing activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities and (d) legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date. Management does not consider these costs to be indicative of our core operating results.
(3)	Includes restructuring expenses pursuant to our integration plan announced on September 23, 2014. Management does not consider these costs to be indicative of our core operating results.

Global Eagle Entertainment, Inc.

Revenue, Contribution Margin, and Adjusted EBITDA (1)

(In Millions)

(Unaudited)

	Q1’15	Q1’14	% Change
Revenue
Connectivity:
Licensing and Services (3)	$22.2	$16.5	35%
Equipment (2)	6.4	5.9	8%
Total Connectivity Revenue	28.6	22.4	28%
Content:
Licensing and Services (4), (5)	71.7	63.6	13%
Total Content Revenue	71.7	63.6	13%
Total Revenue	$100.3	$86.0	17%

Cost of Sales
Connectivity	19.4	19.0	2%
Content	50.0	46.1	8%
Total Cost of Sales	69.4	65.1	7%

Contribution Profit
Connectivity	9.2	3.4	171%
Content	21.7	17.5	24%
Total Contribution Profit	30.9	20.9	48%
Contribution Margin (%)
Connectivity	32%	15%
Content	30%	28%
Total Contribution Margin	31%	24%
Adjusted EBITDA*	$8.2	$5.1	61%

(1)	Reflects 100% of AIA's results; GEE owned approximately 94% and 100% of AIA's outstanding shares as of December 31, 2013 and 2014, respectively.
(2)	Represents sales of satellite based connectivity equipment.
(3)	Represents Wi-Fi, TV, VOD, music, shopping and travel-related revenue sold through our Connectivity platform.
(4)	Represents revenue principally generated through the sale or license of media content, video and music programming, applications, and video games to customers.
(5)	Content services revenue includes various services generally billed on a time and materials basis such as encoding and editing of media content.

Global Eagle Entertainment, Inc.

Segment Revenue and Contribution Profit

(In thousands)

(Unaudited)

Segment revenue, expenses and contribution profit for the three month periods ended March 31, 2015 and 2014 derived from the Company's Connectivity and Content segments were as follows:

	Three Months Ended March 31,
	2015			2014
	Content	Connectivity	Consolidated	Content	Connectivity	Consolidated
Revenue:

Licensing and Services	$71,650	$22,200	$93,850	$63,590	$16,494	$80,084
Equipment	—	6,455	6,455	—	5,884	5,884
Total Revenue	71,650	28,655	100,305	63,590	22,378	85,968
Operating Expenses:
Cost of Sales

Licensing and Services	50,002	13,698	63,700	46,144	13,722	59,866
Equipment	—	5,726	5,726	—	5,251	5,251
Total Cost of Sales	50,002	19,424	69,426	46,144	18,973	65,117
Contribution Profit	21,648	9,231	30,879	17,446	3,405	20,851
Other Operating Expenses			34,909			30,243
Loss from Operations			$(4,030)			$(9,392)